EXHIBIT 10.2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

INTERNATIONAL DISTRIBUTION AGREEMENT

BETWEEN

XILINX

HAVING A PRINCIPAL OFFICE AT

2100 Logic Drive, San Jose,

California 95124, U.S.A.

(HEREINAFTER CALLED “XILINX”)

AND

OKURA ELECTRONICS CO., LTD.

(CORPORATION, GENERAL/LIMITED PARTNERSHIP,

SOLE PROPRIETORSHIP)

WHOSE PRINCIPAL OFFICE

IS LOCATED AT

6 - 12 GINZA NICHOME, CHUO-KU, TOKYO 104 JAPAN

(HEREINAFTER CALLED “DISTRIBUTOR”)

This Agreement is made and entered by and between Xilinx, and DISTRIBUTOR collectively referred to as “The Parties” as of February 1, 1994 (the “Effective Date”).

It is mutually agreed as follows:

1.	APPOINTMENT

(a)	Distributor shall have the non-exclusive right to purchase from Xilinx and distribute the product for resale in the Territory. Sales of the Products directly by Xilinx’s representatives, agents, or other authorized distributors shall not be a violation of this Agreement.

(b)	Distributor shall not advertise the Products outside the Territory or establish a sales office, repair, support or maintenance facilities for Xilinx Products outside the Territory without the prior written consent of Xilinx.

(c)	Performance under this Agreement shall be in accordance with the attached exhibits:

i	Exhibit A: Territory

ii	Exhibit B: Xilinx K.K. Distributor Price List

(d)	The relationship of Xilinx and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of Xilinx for any purpose whatsoever. All financial obligations associated with Distributor’s business are the sole responsibility of Distributor and its obligations to its customers are Distributor’s exclusive responsibility.

2.	RESPONSIBILITY OF XILINX

(a)	Xilinx shall provide adequate sales, service, and repair training to Distributor’s personnel at periodic intervals, with the frequency and content of the training to be determined by Xilinx. When possible, such training shall be given at Distributor’s facilities, but it may be necessary to provide combined training at a geographically central location not in the Territory. In either case, Xilinx and Distributor shall each pay its own costs for travel, food, and lodging during the training period. In addition to sales and service training, Xilinx shall cooperate with Distributor in establishing efficient service procedures and policies.

(b)	Xilinx shall promptly provide Distributor with marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature, and other product data, all printed in the English language. Additional quantities of these materials will be available to Distributor at Xilinx’s cost.

(c)	Xilinx will provide adequate advance notice of new products, new services and new prices.

(d)	Xilinx will send to Distributor inquiries from customers or potential customers originating within Distributor’s Territory.

(e)	Xilinx will provide adequate product and sales support for Distributor so Distributor can aggressively sell the Products.

(f)	Xilinx will use reasonable efforts to ship Products ordered on a timely basis to meet agreed to delivery schedules and will promptly advise Distributor of any manufacturing delays.

3.	RESPONSIBILITY OF DISTRIBUTOR

(a)	Distributor shall, at its own expense, vigorously promote the sale and design-in of the Products within the Territory. Such promotion shall include but not be limited to preparing promotional materials in appropriate languages, advertising the Products in trade publications, participating in appropriate trade shows, and directly soliciting orders from customers within the Territory for the Products.

(b)	Distributor shall maintain at its own expense a sufficient inventory of the Products to support existing customers and forecasted demand in the Territory.

(c)	Distributor shall provide an adequately trained and knowledgeable service and support staff to properly maintain, demonstrate and train/support customers and Distributor’s sales staff for the Products.

(d)	Distributor shall provide Xilinx once each month an inventory and sales report from the preceding month. The sales report will show by customer, the Products sold, quantities sold and resale prices.

(e)	On the same date Distributor will provide Xilinx with a monthly forecast for the next six months.

(f)	Distributor will place orders in conformance with Xilinx lead times.

(g)	Distributor shall also maintain a listing of Development System Software transferred to its customers which information shall include the customer’s name and address, the name of a representative of the customer for Xilinx to contact and the serial number of the computer system on which the software is to be used. This listing will be provided to Xilinx monthly.

4.	PRODUCTS

(a)	The products authorized for resale by Distributor shall be those products sold by Xilinx to Distributor and listed on the Distributor Price List (the “Products”).

(b)	Xilinx reserves the right to discontinue selling to Distributor products which have been removed from the Distributor Price List, pursuant to paragraph 10(d) hereof.

5.	PRICING

(a)	Xilinx shall sell to Distributor, and Distributor shall buy from Xilinx, Products at the prices shown in Exhibit B with payment therefor to be made in Yen. ***

(b)	The pricing shown in Exhibit B does not include any federal, state or local taxes that may be applicable to the Products, and is subject to change at any time by Xilinx. Xilinx shall provide Distributor with notice of any such change, and the effective date thereof, by furnishing written notice to Distributor thirty (30) days prior to such effective date.

(c)	In the event Xilinx decreases the published Distributor price on any product shown in Exhibit B, Xilinx will furnish Distributor with a listing of items affected, showing the old price and the new price. *** All products shipped after the effective date of a price decrease will be invoiced at the new prices.

(d)	In the event Xilinx increases the published price on any product shown in Exhibit B, such product shipped on or after the effective date of such price increase shall be invoiced at the price in effect at the time Distributor’s purchase order is accepted by Xilinx. ***

6.	DELIVERY AND TITLE

(a)	All shipments of all Products shall be *** In the event of the carrier’s misdelivery, Xilinx shall aid Distributor in dealing with the carrier in tracing the shipment and obtaining delivery. Shipments made more than fourteen (14) days ahead of schedule or shipments made against cancelled orders are made at Xilinx’s risk and Distributor is not responsible or liable for the Products, but, if misdelivered or lost, Distributor will aid Xilinx in tracing the shipment and obtaining delivery.

(b)	Xilinx shall not be liable for delays in delivery or failure to manufacture due to causes beyond its reasonable control, such as, but not limited to, acts of God, acts or omissions of Distributor, imposed priorities, fire, strikes, floods, epidemics, quarantine restrictions, riots, war and delays in transportation. In the event of any such delay, the date of delivery shall be extended for a period equal to the time lost by reason of the delay.

7.	ORDERING

All purchase of Products pursuant to this Agreement shall be made by issuance of Purchase Orders which shall be subject to the terms and conditions of this Agreement. To the extent the Terms and Conditions of the Agreement are different from or inconsistent with the standard Xilinx terms and conditions of sale contained on the Xilinx sales documents, the Terms and Conditions of this Agreement shall control. Such Purchase Orders shall state unit quantities, unit

***	Material has been omitted pursuant to a request for confidential treatment.

descriptions, applicable prices, requested delivery dates and shipping instructions. Distributor shall endeavor to provide firm quantity and shipment releases consistent with Xilinx’s lead times for Products ordered.

8.	TAXES

When Xilinx has the legal obligation to collect federal, state, or local taxes imposed on Distributor, the amount so collected shall be added to Distributor’s invoice and shall be paid by Distributor unless Distributor provides Xilinx with a valid certificate from the relevant taxing authority exempting the payment of such tax.

9.	WARRANTY

(a)	Xilinx agrees to extend its standard limited warranty set forth in Xilinx’s Standard Terms and Condition of Sale to *** from date of shipment by Xilinx to Distributor, or *** from date of shipment from Distributor to Distributor’s customer, whichever occurs first.

(b)	EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE, XILINX GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

(c)	Xilinx’s liability under the warranty shall be limited to a refund of the customer’s purchase price or replacement of the defective Xilinx product(s). In no event shall Xilinx be liable for the cost of procurement of substitute goods by the customer or for any special, consequential or incidental damages for breach of warranty.

10.	RETURNS AND REPURCHASES

Within *** after each *** period of this Agreement, Distributor may request for return for a credit to be applied against future purchases, a quantity of slow or non-moving Products, the value of which shall not exceed:

(a)	*** of the net sales Yen invoiced by Xilinx to the Distributor for Products received during the *** period immediately preceding. *** Returns will not be accepted if the Products are not properly packaged. Returns should be made in the original tray or tube with normal protection for electro-static discharge (ESD) and will be subject to Xilinx’s quality assurance review to ensure the Products are not damaged and packaging is acceptable.

(b)	“Net sales dollars invoiced” is defined as the net invoice unit price paid by the Distributor, less any prior credits granted by Xilinx.

***	Material has been omitted pursuant to a request for confidential treatment.

(c)	Prior to returning any Products under the return privileges of this Paragraph, Distributor must obtain a Return Material Authorization number from Xilinx. All Products returned shall be shipped ***, freight prepaid.

(d)	Xilinx shall give a *** notification to the Distributor in writing of the discontinuance of sale and manufacture of any of the Products. The Distributor, within thirty (30) days of date of such notice, shall contact Xilinx and advise of its intention to return any or all Product so discontinued which remains in its inventory and or the intention to place a last time buy.

Distributor shall receive credit to be applied against future purchases, at the net price paid less any prior credits granted by Xilinx to the Distributor for any such Product returned, in a new and unused condition. ***

11.	TERM AND TERMINATION

(a)	This Agreement shall take effect from the Effective Date and shall remain in force unless and until terminated under the provisions of this section.

(b)	All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Xilinx. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Xilinx may direct. Distributor shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Xilinx.

(c)	In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Xilinx or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

(d)	Should this Agreement be terminated by either party prior to payment of amounts due hereunder or pursuant hereto, such amount shall be paid as and when due in accordance with the terms hereof.

(e)	If this Agreement is terminated by Distributor without cause, or by Xilinx with cause, ***

(1)	***

(2)	***

*** Material has been omitted pursuant to a request for confidential treatment.

(3)	***

(f)	If this Agreement is terminated by Xilinx without cause, or by Distributor with cause,***

(1)	***

(2)	***

(3)	All such Products will be shipped *** .

(g)	For purposes of this Section 11, termination for cause shall mean a termination as a result of

(1)	Any proceeding in bankruptcy or insolvency filed by or against either party, or appointment of a Receiver or Trustee for such party or of a substantial portion of its assets; or any substantial assignment for the benefit of the creditors of either party without the prior written consent of the other party.

(2)	Failure by either party to substantially perform any material covenant, obligation or warranty set forth in the Agreement; or violation by either party of any material covenant, obligation, agreement or warranty set forth in the Agreement.

(3)	Any significant change in ownership of either party that adversely affects the relationship of the parties.

(h) (1)	This Agreement may be terminated by either party for cause, upon not less than *** notice in writing, given by registered or certified mail to the other party.

(2)	***

12.	FINANCIAL

(a)	Terms of Payment:

***

(b)	Account Reconciliation

Xilinx and Distributor shall be jointly responsible for reconciling their accounts in a timely manner. Distributor adjustments, debit memos, and bill-backs must be forwarded to Xilinx within *** of the transaction date. Xilinx must reply to any such adjustment, debit memo, and bill-back in writing within *** of the date of

*** Material has been omitted pursuant to a request for confidential treatment.

notification. Any other entries will be considered invalid and closed to further negotiations. The only exception to this policy will be for formal Xilinx audit findings.

(c)	Xilinx Audits

Xilinx may request an audit of Distributor’s physical inventory or Distributor’s books or records pertaining to the Products once each calendar year. Audit findings will be submitted to the Distributor in writing within *** from the day the audit started.

13.	LIMITED LIABILITY TO DISTRIBUTOR AND OTHERS

XILINX SHALL NOT BE LIABLE TO DISTRIBUTOR OR TO ANY OTHER PERSON FOR ANY INJURY OR DAMAGE (WHETHER BASED ON TORT, CONTRACT, OR STATUTE) TO BUSINESS, EARNINGS, PROFITS, OR GOODWILL SUFFERED BY DISTRIBUTOR OR ANY OTHER PERSON AND CAUSED DIRECTLY OR INDIRECTLY BY THE PRODUCTS SOLD PURSUANT TO THIS AGREEMENT, EVEN IF XILINX SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF THE SAME. THE REMEDIES OF DISTRIBUTOR AND ITS CUSTOMERS SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF NONCONFORMING UNITS OR PARTS, AS EXPRESSLY SET FORTH HEREIN.

14.	PROPERTY RIGHTS AND CONFIDENTIALITY

(a)	Distributor acknowledges that Xilinx claims it owns all right, title, and interest in and to, or has all necessary rights to, the Products which are now or may hereafter be subject to this Agreement and all patents, trademarks, trade names, copyrights, trade secrets, and mask work rights applicable to the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

(b)	The Products are offered for sale and are sold by Xilinx subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products.

(c)	Distributor acknowledges that by reason of its relationship to Xilinx hereunder it will have access to certain information and materials concerning Xilinx’s business, plans, customers, technology, and products that is confidential and of substantial value to Xilinx, which value would be impaired if such information were disclosed to third parties. Distributor agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Xilinx. Distributor shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Distributor, Xilinx shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by Xilinx (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Xilinx, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Xilinx’s confidential information.

*** Material has been omitted pursuant to a request for confidential treatment.

The following information shall not be considered confidential:

(1)	Information which is already generally available to the public.

(2)	Information which hereafter becomes generally available to the public, through no fault of the Distributor.

(3)	Information which was already known to the Distributor prior to the disclosure thereof by Xilinx.

(4)	Information which is developed by the Distributor independently of and without aid of the information disclosed by Xilinx.

(5)	Information which lawfully becomes known to Distributor through a third party.

15	TRADEMARKS AND TRADE NAMES

(a)	During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of the Products and to advertise within the Territory such Products under the trademarks, servicemarks, and trade names that Xilinx may adopt from time to time or may have the right to use (“Xilinx’s Trademarks”). Distributor shall not alter or remove any Xilinx’s Trademark applied to the Products. Nothing herein shall grant to Distributor any right, title or interest in Xilinx’s Trademarks.

(b)	All representations of Xilinx’s Trademarks that Distributor intends to use shall first be submitted to Xilinx for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Xilinx. If any of Xilinx’s Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then Xilinx’s mark shall be presented equally legibly, equally prominently, and greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

16.	PATENT AND TRADEMARK INDEMNITY

(a)	Distributor agrees that Xilinx has the right to defend, or at its option to settle, and Xilinx agrees, at its own expense, to defend or at its option to settle any claim, suit or proceeding brought against Distributor or its customers on the issue of infringement of any third party intellectual property rights including patent, copyright, or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Xilinx shall have sole control of any such action or settlement negotiations, and Xilinx agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customers on such issue in any suit or proceeding defended by Xilinx. Distributor agrees that Xilinx at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies Xilinx promptly in writing of such claim, suit or proceeding and gives Xilinx’s authority to proceed as contemplated herein, and, at Xilinx’s expense, gives Xilinx proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Products, or any part thereof, are, or in the opinion of Xilinx may become, the subject of any claim, suit or proceeding for infringement of any intellectual property rights including patent, copyright, or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then Xilinx may, at its option and expense: (i) procure for Distributor and its customers the right under such patent or trademark to sell or use, as appropriate, the Products, or, any part thereof; or (ii) replace the Products, or, any part thereof, with other suitable products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage. Xilinx shall not be liable for any costs or expenses incurred without its prior written authorization.

(b)	Notwithstanding the provisions of Subsection 16(a) above, Xilinx assumes no liability for (i) infringement of patent claims covering completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding not applied by Xilinx or involving any marking or branding applied at the request of Distributor; or (iii) the modification of the Products, or any part thereof, unless such modification was made by Xilinx.

(c)	The foregoing provisions of this Section 16 state the entire liability and obligations of Xilinx and the exclusive remedy of Distributor and its customers, with respect to any alleged infringement of any third party intellectual property rights by the Products or any part thereof.

17.	GENERAL PROVISIONS

(a)	This Agreement shall be governed by and construed under the laws of the United States of America. The parties intend to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement and this Agreement shall not be subject to the terms thereof.

(b)	This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussions between them. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

(c)	Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

(d)	Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

(e)	A mutually agreed consideration for Xilinx’s entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and, accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of Xilinx. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

(f)	If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

(g)	The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable solicitors’ or barristers’ fees. ***

If Xilinx is the initiating party, the arbitration shall be held in Tokyo, and if the Distributor is the initiating party, the arbitration shall be held in California.

DISTRIBUTOR		XILINX, INC.

BY:	Akihisa Yamada (Name)	BY:	R. Scott Brown (Name)

	President (Title)		Vice President, Sales (Title)

	/s/ A. YAMADA (Signature)		/s/ R. SCOTT BROWN (Signature)

	2-7-94 (Date)		2-10-94 (Date)

*** Material has been omitted pursuant to a request for confidential treatment.

EXHIBIT A

TERRITORY:

***

***	Material has been omitted pursuant to a request for confidential treatment.

EXHIBIT B

XILINX K.K. DISTRIBUTOR PRICE LIST